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                                                                 Exhibit 23(d)

                         Consent of Deloitte & Touche LLP


We consent to the incorporation by reference in this Registration Statement of FirstMerit Corporation on Form S-3 of our report dated January 26, 1996, related to Signal Corp (formerly known as FirstFederal Financial Services Corp) for the year ended December 31, 1995 appearing in Form 8-K dated August 31, 1998 of FirstMerit Corporation and to the reference to us under the heading
"Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
August 27, 1998